                                                                    Exhibit 99.1



Thursday August 30, 5:39 am Eastern Time

Press Release

DAISYTEK RE-ELECTS BOARD MEMBERS AT ANNUAL SHAREHOLDERS' MEETING
Management Highlights Financial Progress and Future Growth Plans

ALLEN, TEXAS--(BUSINESS WIRE)--AUG. 30, 2001-- Daisytek International Corporation (Nasdaq: DZTK), a $1.2 billion wholesale distributor of computer supplies and office products and provider of marketing and demand-generation services, elected three directors, ratified the appointment of the company's auditors and amended the 1998 Employee Stock Purchase Plan at its annual meeting held today in Dallas. In addition, Jim Powell, Daisytek president and chief executive officer, and Ralph Mitchell, the chief financial officer, gave an overview of business and financial highlights.

Daisytek's shareholders re-elected Powell, Daniel T. Owen and Peter D. Wharf to three-year terms as company directors. Each brings significant expertise and experience to the Daisytek leadership team. Powell, 40, has held several senior management positions during his 13-year tenure with the company. Dan Owen, 53, has served as a non-employee director of the company since July 2000. Owen is an interactive television pioneer and technology venture capitalist as well as holding board positions at several other companies. Wharf, 42, has served in several management positions with Daisytek since 1992 and has served as director since September 2000.

Ernst & Young LLP was appointed as the company's independent auditors for the fiscal year ending March 31, 2002. Ernst & Young has audited Daisytek's financial statements since December 2000.

Stockholders approved an amendment to the Daisytek International Corporation 1998 Employee Stock Purchase Plan. The amendment increased the number of shares of common stock reserved for issuance under the Plan from 250,000 to 500,000 shares.

"During the past year, our management team worked hard to position Daisytek for the future, and we are pleased to report that we have made substantial progress on all of our strategic growth initiatives," said Powell. "We've put together a solid management team, dramatically improved our financial performance, launched Virtual Demand, acquired the Memphis distribution center and moved into our new world headquarters. In short, we accomplished a lot in a 12-month period. Today management, employees and investors all share the excitement and optimism for the New Daisytek."

Key elements of the Daisytek plan call for:

          o Increasing existing product offerings to include a full line of office products;

          o Investing in the development of emerging, higher growth customer channels, such as drug and grocery chains to increase market share and grow the customer base;

          o Develop new client services in customer care and demand generation - such as the Virtual Demand division;

          o    Expand products and services into new international markets; and

          o    Pursue acquisitions that support these strategies.

"We have established a solid record of accomplishment. For the past five quarters, Daisytek has exceeded expectations. Financial indicators such as revenue, net income and earnings per share all showed marked improvement over the prior year. Revenues increased 13%, net income (before certain incremental charges) rose 15% and diluted earnings per share (before certain incremental charges) grew more than 31%," Mitchell said.

The outlook for FY 2002 remains encouraging. As recently reported, revenue growth for FY 2002 is strong, with growth projected to be 10% to 15% higher than revenue reported in FY 2001. Earnings per share estimates for FY 2002 are $1.17 to $1.23 before a nonrecurring charge taken in the first quarter.

ABOUT DAISYTEK

Daisytek is a leading wholesale distributor of computer and office supplies and professional tape products, in addition to providing marketing and demand generation services. Daisytek sells its products and services in the United States, Canada, Australia, Mexico and South America.

Daisytek distributes more than 17,000 nationally known, name-brand computers and office supplies products and over 2,800 professional tape products from numerous manufacturers. Daisytek is headquartered in Allen, Texas. This news release and more information about Daisytek are available at www.daisytek.com. This Web site is not part of this release. Daisytek is a registered trademark of Daisytek, Incorporated. All rights reserved.

The matters discussed in this news release contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts, but rather reflect our current expectations concerning future results and events. Forward-looking statements relating to such matters as our financial condition and operations, including forecasted information, are based on our management's current intent, belief or expectations regarding our industry or us. These forward-looking statements including forecasts are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Certain factors, including but not limited to, general economic conditions, industry trends, the loss of key suppliers or customers, the loss of strategic product shipping relationships, customer demand, product availability, competition (including pricing and availability), risks inherent in acquiring, integrating and operating new businesses, concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties, exchange rate fluctuations, and the regulatory and trade environment (both domestic and foreign) could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. In addition, statements in this press release relating to the expected benefits of the contemplated transaction are subject to risks relating to the timing and successful completion of transitioning certain information technology, integration of the acquired assets into Daisytek's operations, unanticipated expenditures and changing relationships with customers, suppliers and strategic partners. There may be additional risks that we do not currently view as material or that are not presently known.

Other factors that could affect Daisytek are set forth in Daisytek's 10-K for the fiscal year ended March 31, 2001.

-------------
Contact:
     Daisytek International, Allen
     Jim Powell, 972/881-4700
     or
     Ralph Mitchell, 972/881-4700
     or
     Michael A. Burns & Associates
     Craig McDaniel, 214/521-8596
     cellular: 214/616-7186
     cmcdaniel@mbapr.com